POWER OF ATTORNEY Know all by these present, that the undersigned hereby constitutes and appoints each of Michael C. Dennison and Toby D. Merchant, signing singly, the undersigned's true and lawful attorney-in-fact and agent to: (1) prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or holder of 10% or more of a registered class of securities of Fox Factory Holding Corp., a Delaware corporation (the "Company"), and file the same with the U.S. Securities and Exchange Commission, any Form ID and any Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and any amendments to the foregoing; (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 and 5, complete and execute any amendment or amendments thereto and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority, as required; and (3) take any other action of any nature whatsoever, including preparing, executing and filing a Form 144 on behalf of the undersigned, which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Rule 144 promulgated under the Securities Act of 1933, as amended. This Power of Attorney shall remain in full force and effect with respect to the undersigned until the earliest to occur of (a) such date that the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company or (b) the revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in- fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of February, 2026. /s/ Alan L. Bazaar